UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

                            _____________________________________________________________________________

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 9, 2006

Commission file number: 333-104141

REMINGTON ARMS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware                             51-0350935

(State or other jurisdiction of incorporation or organization)                          (I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K has 3 pages.

______________________________________________________________________________________________________

ITEM 1.01 Entry into a Material Definitive Agreement.

        On October 9, 2006, the Board of Directors of Remington Arms Company, Inc. (the “Company”), upon the recommendation of the Company’s Benefit and Investment Committee, approved an amendment to the Remington Arms Company, Inc. Pension and Retirement Plan (the “Defined Benefit Plan”) to be effective January 1, 2008. On October 11, 2006, the directed officers of the Company communicated these actions to the employees impacted by the amendment.

        As a result of the amendment to the Defined Benefit Plan, for certain employees of the Company, including certain of the Company’s Named Executive Officers included in the Defined Benefit Plan, future accrued benefits will be frozen as of January 1, 2008. For service accrued through 2007, the pension calculation will not change. Additionally, for affected employees participating in the Remington Supplemental Pension Plan (the “Supplemental Plan”), including each of the Named Executive Officers, future accrued benefits will be frozen as of January 1, 2008.

        Pursuant to Regulation S-K Item 601, the Company will file the amended Defined Benefit Plan, as soon as practicable, as an exhibit to the Company’s future periodic filings pursuant to Section 15(d) of the Securities Exchange Act of 1934.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr.
Stephen P. Jackson, Jr.
Senior Vice President, Chief Financial Officer
Treasurer and Corporate Secretary
(Principal Financial Officer)

October 13, 2006